Exhibit 10.128

AMENDMENT TO SEVERANCE BENEFITS AGREEMENT

THIS AMENDMENT TO SEVERANCE BENEFITS AGREEMENT (“Amendment”), dated as of April 1, 2011 (“Effective Date”)  is entered into by and among GLIMCHER REALTY TRUST, a Maryland real estate investment trust, with offices at 180 East Broad Street,  Columbus, Ohio 43215 (“GRT”), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 180 East Broad Street, Columbus, Ohio 43215 (“GPLP”), and ________________ (the “Executive”) to amend the Severance Benefits Agreement signed by the parties on                   (the “Original Agreement”).

WHEREAS, GRT, GPLP and/or their subsidiaries and affiliates, including entities in which GRT or GPLP own a majority of any non-voting stock (collectively, the “Company”), have employed, or may employ in the future, the Executive as an employee of the Company to perform certain services for and on behalf of the Company upon terms and conditions upon which the Company and the Executive have previously agreed, or may in the future agree (the “Services”);

WHEREAS, the Company recognizes that the Executive’s contributions to the future growth of the Company will be substantial; and

WHEREAS, to continue induce the Executive to remain in the employ of the Company and in consideration of the long term incentive plan adopted on February 16, 2011, the parties hereto desire to set forth these amendments to the severance benefits which GPLP will pay to the Executive in the event of a Change in Control of GRT (as defined in the Section 2 of the Original Agreement).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRT, GPLP, and the Executive hereby agree that the following sections of the Original Agreement will be amended as follows:

1.           TERM.

Section 1 is hereby deleted in its entirety and the following substituted in lieu thereof:

“This Agreement shall have a term of three (3) years, subject to renewal as hereinafter provided.  This Agreement shall automatically renew for an additional term of three (3) years on the third (3rd) anniversary of the Effective Date and on each third (3rd) anniversary thereafter unless terminated upon the earlier of any of the following occurring: (a) GRT, as approved by its Board of Trustees, issues a written notice to the Executive within sixty (60) days or less of the end of the then-current three (3) year term to terminate the Agreement , effective as of the last day of the then-current three (3) year term, (b) the date on which GPLP and GRT have satisfied all of their obligations hereunder, or (c) the date on which the Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause. Notwithstanding the termination of this Agreement subsequent to a Change in Control of GRT, in the event that the Executive is an employee of the Company at the moment immediately prior to a Change in Control of GRT, the Executive shall be entitled to receive all benefits described hereunder and the provisions hereof related thereto shall survive such termination.”

2.           CHANGE IN CONTROL OF GRT.

The following language will be added to the end of Section 2:

This definition will be interpreted in a manner consistent with the regulations published under Section 409A of the Internal Revenue Code of 1986, as amended.

3.   COMPENSATION UPON A CHANGE IN CONTROL OF GRT.

Section 3 (a) is hereby deleted in its entirety and the following substituted in lieu thereof:

“(a) GPLP shall pay to the Executive, not later than the date of any Change in Control of GRT, or such later date as is reasonably practicable provided that such date will not be after the later of (i) the last day of the year in which the Change and Control occurs or (ii)  two and one half months after the Change and Control of GRT occurs, a lump sum severance payment (the “Severance Payment”) equal to three (3) times the Base Amount (as defined below).  For purposes of the Section 3(a), the Base Amount shall mean the Executive’s annual compensation in the calendar year in which the Change in Control of GRT occurs.  Annual compensation for purposes of this Section 3(a), shall only include the existing annual base salary for the Executive at the time the Change in Control of GRT occurs plus the target bonus opportunity applicable to the Executive under the applicable bonus plan(s) in which the Executive participates in the year in which the Change in Control of GRT occurs or such bonus plan(s) in effect during GRT's most recently completed fiscal year if no duly effective and approved bonus plan(s) is in place for the year in which the Change in Control of GRT occurs.”

Section 3 (c) is hereby deleted in its entirety and the following substituted in lieu thereof:

“(c) GPLP shall  fund for the Executive the continuing coverage (“COBRA”) premium for eighteen (18) months following a Change in Control of GRT, to continue all, medical, dental, and vision group insurance benefit programs or arrangements in which the Executive was entitled to participate immediately prior to the date of a Change in Control of GRT, provided that the Executive’s continued participation is allowable under the general terms and provisions of such plans and programs and provided, further, that in the event that the Executive becomes employed by any third party during such 18-month period, then upon the date of such employment the Executive shall no longer be entitled to any medical, dental or vision insurance benefits described in the preceding clause.  Subject to the preceding sentence, in the event that the Executive’s participation in any such plan or program is barred, GRT and GPLP shall arrange to pay the value of the COBRA premium at the pricing to the Executive as it existed at the time the Change in Control of GRT occurs.”

4.   ADDITIONAL AMOUNT:

The clause “unless otherwise agreed to in writing.” is hereby deleted from the last sentence of Section 4 and the following substituted in lieu thereof:

“or such later date as is reasonably practicable provided that such date will be no later than December 31st of the year after the year in which the Executive remits such taxes.”

5.    EMPLOYMENT.  It is agreed that this Amendment is not intended to create any form of express or implied employment contract or alter in any way the at-will nature of the employment relationship between the Executive and the Company. The employment relationship between the Company and the Executive remains at-will, meaning that either party may terminate the employment relationship with or without cause or notice at any time for any reason not contrary to local, state, or federal law.

6.  NO FURTHER MODIFICATIONS; RATIFICATION.  Except as modified in this Amendment, the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed and ratified by all parties hereto.

[Signature pages follow.  No further text on this page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GLIMCHER REALTY TRUST

By:  _________________________________
       Michael P. Glimcher, Chief Executive Officer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

By:  GLIMCHER PROPERTIES CORPORATION, its General Partner

By: _________________________________
       Michael P. Glimcher, Chief Executive Officer

EXECUTIVE:

Name: _________________________

Print Name: _____________________

Title: __________________________

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